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                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]

January 31, 2002

Photon Dynamics, Inc.
6325 San Ignacio Ave
San Jose, California 95119

Ladies and Gentleman:

You have requested our opinion with respect to certain matters in connection with the filing by Photon Dynamics, Inc., a California corporation (the "Company"), of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), which Registration Statement covers the underwritten public offering of up to 575,000 shares of the Company's Common Stock (the "Shares"), including 75,000 shares of the Company's Common Stock for which the underwriters will be granted an over-allotment option.

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related prospectus included therein, the Company's Amended and Restated Articles of Incorporation, the Company's Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the Shares will be sold to the underwriters at a price established by the pricing committee of the board of directors of the Company. We have also assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:  /s/ Brett D. White
   ----------------------
   Brett D. White